Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (“Agreement”) is made and entered into this 1st day of April, 2008, by and between COMMODITY SPECIALISTS COMPANY (“Assignor”) and RED TRAIL ENERGY, LLC (“Assignee”).
     Whereas Assignor is the lessee to that certain Railroad Car Lease Agreement with Trinity Industries Leasing Company, dated November 13, 2002 (the “Agreement”), as well as the associated Riders (the “Riders”) as identified on Exhibit A hereto; and
     Whereas Assignor desires to assign the Agreement and Riders to Assignee, and Assignee desires to take assignment of the Agreement and Riders in accordance with this Assignment and Assumption Agreement;
     Now, therefore, in consideration of the mutual agreement contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1.	Assignment — Assignor hereby assigns to Assignee all of its rights, title, interest, duties and obligations under the Agreement and Riders, effective on the Effective Date (as defined below).

2.	Liability — Assignee hereby assumes Assignor’s duties, obligations, and rights under the Agreement and Riders, effective on the Effective Date (as defined below). For the avoidance of doubt, Assignee is responsible for any liability under the Agreement and Riders regardless of whether that liability occurred before or after the Effective Date (as defined below). Assignee agrees to indemnify, defend and hold harmless Assignor from any and all claims, causes of action, costs, demands, damages, expenses, liabilities, and losses including, without limitation, reasonable attorney’s fees arising out of or in connection with the Agreement and Riders.

3.	Effective Date — The assignment shall be effective on April 1, 2008 (the “Effective Date”).

4.	Due Authorization — Assignor and Assignee represent and warrant that they have the requisite power and authority to execute, deliver, and perform this Agreement. Assignor and Assignee further represent and warrant that this Assignment and Assumption Agreement has been duly executed and delivered and is a valid and binding obligation on each of them.

5.	Entire Agreement — This Assignment and Assumption Agreement evidences the entire agreement between Assignor and Assignee with respect to the subject matter hereof and supersedes all prior agreements, understandings, proposals, offers, negotiations, and discussions, whether oral or written, between or among Assignor and Assignee.

6.	Binding Effect — This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Assignor and Assignee.

[Assignment and Assumption Agreement]
7.	Law and Jurisdiction — This Assignment and Assumption Agreement will be governed and construed in accordance with the laws of the State of Texas, without reference to the choice of law principles thereof. Disputes between Assignor and Assignee arising out of or in connection with this Assignment and Assumption Agreement will be subject to the exclusive jurisdiction of the state and federal courts in the State of Texas.

8.	Counterparts — This Assignment and Assumption Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.
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[Signature Page Follows]

[Assignment and Assumption Agreement]
IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first above written.

COMMODITY SPECIALISTS COMPANY, as Assignor
By:	/s/ O. William Mikkelson
	Name:	O. William Mikkelson
	Title:	Co-Pres. & CFO

RED TRAIL ENERGY, LLC, as Assignee
By:	/s/ Mark E. Klimpel
	Name:	Mark E. Klimpel
	Title:	CFO

ACKNOWLEDGED AND AGREED TO BY: TRINITY INDUSTRIES LEASING COMPANY,
By:	/s/ Thomas C. Jardine
	Name:	Thomas C. Jardine
	Title:	Vice President

[Assignment and Assumption Agreement]

STATE OF MINNESOTA	)
)
COUNTY OF WASHINGTON	)
     On this, the 8th day of April, 2008, before a Notary Public in an for said County and State, personally appeared O. William Mikkelson, who being by me duly sworn, says that (s)he is the Co President & CFO of Commodity Specialists Company, that said instrument was signed on April, 2008, on behalf of said corporation by authority of its Board of Directors, and (s)he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the date above mentioned.

/s/ Jean A. Johnson
Name:
Notary Public

My Commission Expires: Jan 31, 2010 Residing in Washington County

[Assignment and Assumption Agreement]

STATE OF NORTH DAKOTA	)
)
COUNTY OF STARK	)
     On this, the 7 day of April, 2008, before a Notary Public in an for said County and State, personally appeared Mark Klimpel, who being by me duly sworn, says that (s)he is the C.F.O of Red Trail Energy, LLC, that said instrument was signed on                                          , 2008, on behalf of said corporation by authority of its Board of Directors, and (s)he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the date above mentioned.

/s/ Deell Hoff
Name:
Notary Public

My Commission Expires: Residing in Oct 21, 2011

[Assignment and Assumption Agreement]

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)
     On this, the 4th day of April, 2008, before a Notary Public in an for said County and State, personally appeared Thomas C. Jardine, who being by me duly sworn, says that he is the Vice President of Trinity Industries Leasing Company, that said instrument was signed on April 4th, 2008, on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the date above mentioned.

/s/ Danielle Henderson
Name:	Danielle Henderson
Notary Public

My Commission Expires: 6/9/08 Residing in Cedar Hill, TX

[Assignment and Assumption Agreement]
EXHIBIT A

Document:	Rider Six (6) dated November 15, 2005

Rental Rate:	$691.00 per car per month

Scheduled Maturity Date:	November 5, 2011

Equipment:	6,351 cubic foot quadruple covered hopper cars

Quantity:	Five (5)

Road Numbers & Mark:	TILX 637673, 637674, 637675, 637676, 637677

Document:	Rider Seven (7) dated September 25, 2006

Rental Rate:	$694.00 per car per month

Scheduled Maturity Date:	January 31, 2013

Equipment:	6,351 cubic foot quadruple covered hopper cars

Quantity:	Fifty (50)

Road Numbers & Mark:	TILX 637733, 637734, 637735, 637736, 637737, 637738, 637739, 637740, 637741, 637742, 637743, 637744, 637745, 637746, 637747, 637748, 637749, 637750, 637751, 637752, 637753, 637754, 637755, 637756, 637757, 637758, 637759, 637760, 637761, 637762, 637763, 637764, 637765, 637766, 637767, 637768, 637769, 637770, 637771, 637772, 637773, 637774, 637775, 637776, 637777, 637778, 637779, 637780, 637781, 637782